THE HERSHEY COMPANY

TERMS AND CONDITIONS OF

NONQUALIFIED STOCK OPTION AWARDS

UNDER THE

EQUITY AND INCENTIVE COMPENSATION PLAN

1. The Optionee, by accepting the option to purchase shares of the Company's Common Stock (the "Options") awarded to him/her on                    , 2008, (the “Award Date”), accepts and agrees to these terms and conditions and the terms and conditions of the Equity and Incentive Compensation Plan (the "Plan"), which Plan is incorporated herein by reference.

2. The Options shall not be exercisable until vested. The Options shall be exercisable during the period                     , 2009 through                     , 2018 (the “Exercise Period”), subject to the vesting schedule described in the next sentence and the provisions regarding termination set forth in paragraphs 3 and 4 below and in the Plan. Of the total Options awarded to the Optionee on the Award Date (“Total Award”), twenty-five percent (25%) of the Total Award will become vested on the first anniversary of the Award Date; an additional twenty-five percent (25%) of the Total Award will become vested on the second anniversary of the Award Date; an additional twenty-five percent (25%) of the Total Award will become vested on the third anniversary of the Award Date; and an additional twenty-five percent (25%) of the Total Award will become vested on the fourth anniversary of the Award Date. During the Exercise Period, vested Options may be exercised in whole or in part and on one or more than one occasion. The purchase price of any shares as to which the Options shall be exercised shall be paid in full at the time of such exercise.

3. In the event Optionee's employment with the Company is terminated for any reason other than the occurrence of an event described in paragraph 4 below, or a “Corporate Event” or “Change in Control” as described in this paragraph 3, whether voluntarily or involuntarily, the Options shall terminate immediately upon termination of Optionee’s employment and may not be exercised after such termination of employment.

If Optionee’s employment with the Company is terminated solely due to a “Corporate Event,” Optionee shall have the right to exercise any Options that vest on or prior to the Corporate Event Exercise Deadline at the time or after such Options vest but on or before the Corporate Event Exercise Deadline. The “Corporate Event Exercise Deadline” is the 90th day following the Optionee’s termination of employment or, if such 90th day is not a New York Stock Exchange trading day, the first day after such 90th day that is a New York Stock Exchange trading day, provided that the Corporate Event Exercise Deadline shall not extend beyond                     , 2018, the date the Options expire. For purposes of this award, a Corporate Event shall mean a corporate action, such as the sale of a subsidiary or business unit, a corporate restructuring, or other material, non-recurring event which results in the displacement or elimination of a significant number of jobs and which is required to be disclosed as a separate matter in the Company’s financial statements.

Upon the occurrence of a Change in Control (as that term is defined in the Plan), the Options shall become fully vested and exercisable notwithstanding the vesting schedule set forth in paragraph 2 above. If Optionee’s employment is terminated by the Company within two (2) years following the Change in Control for any reason other than for Cause (as that term is defined in the Plan) or if Optionee's employment is terminated by the Optionee within such two year period for Good Reason (as that term is defined in the Plan), Optionee shall have one (1) year from the date of termination of employment to exercise his/her Options. In no event, however, may Options be exercised after                     , 2018, the date the Options expire.

4. If Optionee retires after the Award Date and during the calendar year in which the Award Date occurs, the Total Award will be reduced on a pro-rata basis to reflect Optionee’s period of employment during the calendar year in which the Award Date occurs (the “Adjusted Award”). The Adjusted Award shall equal the Total Award multiplied by a fraction, the numerator of which equals the number of calendar months during such year preceding the month during which Optionee’s retirement date occurs and the denominator of which equals 12; provided, however, that any fractional share resulting from such calculation shall be eliminated by rounding the Adjusted Award down to the nearest whole number.

The foregoing provisions of this paragraph 4 notwithstanding, if a Change in Control occurs following the Award Date, and Optionee retires after the occurrence of the Change in Control but during the calendar year during which the Award Date occurs, the Total Award shall not be reduced as aforesaid, but rather the Total Award of Options shall be deemed to have become fully vested and exercisable upon the occurrence of the Change in Control.

In the event Optionee retires, dies or becomes totally disabled, the Options shall not terminate but instead will continue to remain outstanding and vest, subject to the vesting provisions of paragraph 2, the provisions of paragraph 3 if a Change in Control occurs or shall have occurred and the provisions regarding possible adjustment of the Total Award to an Adjusted Award as provided in this paragraph 4, and Optionee (or his/her estate in the case of death) shall have five (5) years from the date of retirement, death, or disability to exercise his/her Options at the time or after such Options vest, provided such five (5) year period cannot extend beyond                     , 2018, the date the Options expire. For purposes of this award, Optionee shall be deemed to have retired if his or her employment terminates for any reason on or after his or her 55th birthday.

5. The Options shall be exercisable through Charles Schwab & Co. ("Schwab"), the broker selected by the Company to provide services for stock options, or by such other method as shall be established by the Company from time to time. For information about Schwab's services and how to exercise stock options, call 1-800-654-2593 or go online to Schwab Equity Award CenterTM at http://equityawardcenter.schwab.com for assistance.

6. The Compensation and Executive Organization Committee of the Board of Directors (the “Committee”), or any successor committee performing similar functions, may from time to time impose certain limitations or restrictions on the exercise of the Options by employees who are subject to employee minimum stockholding requirements established by the Committee. Such limitations, restrictions and minimum stockholding requirements are subject to change at the discretion of the Committee.

7. Except to the extent that the Plan permits exercise in limited circumstances by persons other than the Optionee, the Options may not be assigned, transferred, pledged or hypothecated in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof or of the Plan, and the levy of any execution, attachment or similar process upon the Options, shall be null and void and without effect and shall cause the Options to terminate.

8. By accepting the Options awarded herewith, Optionee acknowledges and agrees, subject to paragraph 12 below, that the Options are awarded under and governed by the terms and conditions set forth in this document and in the Plan. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation, construction or administration of the Plan or the Options awarded thereunder shall be determined in all cases and for all purposes by the Committee, or any successor committee, and any such determination shall be final, binding and conclusive for all purposes.

9. In selling the Company's Common Stock (the "Shares") upon Optionee's exercise of his/her Options, the Company is fulfilling in full its contractual obligation to Optionee by making such transfer, and the Company shall have no further obligations or duties with respect thereto and is discharged and released from the same. The Company makes no representations to Optionee regarding the market price of the Shares or the information which is available to Optionee regarding the Shares of the Company.

10. The Optionee may be restricted by the Company in its sole judgment from exercising any of the Options to the extent necessary to comply with insider trading or other provisions of federal or state securities laws.

11. The award of Options and all terms and conditions related thereto, including those of the Plan, shall be governed by the laws of the Commonwealth of Pennsylvania. The Plan shall control in the event there is a conflict between the Plan and these terms and conditions.

12. The terms and conditions set forth in this document shall not, unless expressly stated otherwise, modify or supersede the terms and conditions of any other plan or agreement applicable to employee benefit plans of the Company.

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